UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Freshpet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August      , 2017

To the Stockholders of Freshpet, Inc.:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Freshpet, Inc. (the “Company”), which will be held at the Residence Inn Secaucus Meadowlands, located at 800 Plaza Drive, Secaucus, NJ 07094, on September 19, 2017 at 9:00 a.m., local time. You will be able to attend and submit your questions during the Annual Meeting.

Information about the Annual Meeting, nominees for the election of directors and the other proposals to be voted on by stockholders is presented in the following notice of annual meeting and proxy statement.

It is important that your shares be represented. Whether or not you plan to attend the Annual Meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to speaking with you at the Annual Meeting on September 19, 2017.

Sincerely,

William B. Cyr

Chief Executive Officer

FRESHPET, INC.

400 Plaza Drive, 1st Floor

Secaucus, NJ 07094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 19, 2017

To the Stockholders of Freshpet, Inc.:

The Annual Meeting of Stockholders of Freshpet, Inc. (the “Company”) will be held at the Residence Inn Secaucus Meadowlands, located at 800 Plaza Drive, Secaucus, NJ 07094, on September 19, 2017 at 9:00 a.m., local time, for the following purposes:

Items of Business

(1)    To elect three members of the Board of Directors. The Board intends to present for reelection the following three nominees: Charles A. Norris, William B. Cyr and Jonathan S. Marlow;

(2)    To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2017;

(3)    To approve an amendment to the Company’s amended and restated certificate of incorporation to remove Section 3 of Article Twelve, the litigation costs provision; and

(4)    To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Record Date

Close of business on July 27, 2017.

Sincerely,

Charles A. Norris

Chairman of the Board

Secaucus, New Jersey

August      , 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 19, 2017:  The Company’s Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to stockholders are available on the internet at www.proxyvote.com.

FRESHPET, INC.

400 Plaza Drive, 1st Floor

Secaucus, NJ 07094

PROXY STATEMENT

THE MEETING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Freshpet, Inc., a Delaware corporation (the “Company” or “Freshpet”), for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Residence Inn Secaucus Meadowlands, located at 800 Plaza Drive, Secaucus, NJ 07094, on September 19, 2017 at 9:00 a.m., local time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about                , 2017. An Annual Report for the year ended December 31, 2016 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at www.proxyvote.com and www.freshpet.com.

GENERAL INFORMATION

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on July 27, 2017, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on July 27, 2017, we had           shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

Proposal No. 1—Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.

Proposal No. 3—Amendment of the Company’s Amended and Restated Certificate of Incorporation to Remove Section 3 of Article Twelve, the Litigation Costs Provision, requires the affirmative vote of the holders of at least 75% in voting power of the stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will count the same as votes against Proposal No. 3.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of directors, as a vote “for” election of all nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, NASDAQ Stock Market (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals, which includes only Proposal No. 2 for purposes of the Annual Meeting. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting and to act as vote tabulator, at a base fee of $7,000, plus reimbursement of reasonable expenses. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. The Company will also request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (ET) on September 18, 2017, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Proxy Materials

Beginning on or about August 10, 2017, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and Annual Report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and Annual Report, you may request such materials by telephone at 1-800-579-1639, by email at sendmaterial@proxyvote.com, or over the Internet at www.proxyvote.com.

Inspector of Election

A representative from Broadridge will serve as the inspector of election for the Annual Meeting.

Stockholder Proposals

Notice of any proposal that a stockholder intends to present at the 2018 annual meeting of stockholders, as well as any director nominations, must be delivered to the principal executive offices of the Company not earlier than the close of business on May 24, 2018 nor later than the close of business on June 21, 2018 (assuming the Company does not change the date of the 2018 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2017 Annual Meeting).  The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2018 annual meeting of stockholders.  A copy of the Company’s bylaws is available on the Company’s corporate website at www.freshpet.com. Our website is not part of this proxy statement.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or seek non-binding stockholder advisory votes on any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company until the end of the fiscal year following the fifth anniversary of the completion of our initial public offering (“IPO”) in November 2014, or if earlier, (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board of Directors

Set forth below is the name, age (as of August      , 2017), position and a description of the business experience of each of our directors and director nominees:

Name	Age	Position(s)	Class	Appointed	Current Term Expiration
Director Nominees:
Charles A. Norris	71	Chairman of the Board and Director	III	October 2006	2017
William B. Cyr	54	Director and Chief Executive Officer	III	September 2016	2017
Jonathan S. Marlow	37	Director	III	December 2010	2017
Continuing Directors:
Christopher B. Harned	54	Director	I	October 2006	2018
Daryl G. Brewster	60	Director	I	January 2011	2018
Robert C. King	58	Director	I	November 2014	2018
J. David Basto	45	Director	II	December 2010	2019
Lawrence S. Coben	59	Director	II	November 2014	2019
Walter N. George III	60	Director	II	November 2014	2019
Craig D. Steeneck	59	Director	II	November 2014	2019

Background of Directors

Director Nominees

Chairman of the Board and Director—Charles A. Norris has been a member of our Board of Directors and Chairman of the Board since October 2006. Mr. Norris serves as a member of the board of directors of Primo Water and previously served as the Chairman of Glacier Water Services Inc. from 2001 to December 2016. He is also a member of the board of directors of Advanced Engineering Management, a position he has held since 2004, a member of the board of directors of MP Holdco LLC, a position he has held since January 2015, and was Chairman of the Board of Day Runner from September 2001 to November 2003, when it was sold. Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company and division of McKesson Corporation, where he served as President from 1990 until he retired in October 2000. From 1981 through 1989, Mr. Norris served as President of Deer Park Spring Water Company, which was a division of Nestle USA, and then led an investor group that acquired the business in 1985 until it was sold to Clorox in 1987. Mr. Norris remained with Clorox through 1989 following their acquisition of Deer Park. From 1973 to 1985, Mr. Norris served in various operational executive positions with Nestle in both Switzerland and the United States. Mr. Norris provides the Board of Directors with extensive corporate leadership experience as well as a deep understanding of our business.

Director and CEO—William B. Cyr has been a member of our Board of Directors and our CEO since September 2016. Before assuming his role at Freshpet, Mr. Cyr, served as President and Chief Executive Officer of

Sunny Delight Beverages Co. (“SDBC”) from August 2004 to February 2016. Prior to joining SDBC, Mr. Cyr spent 19 years at Procter & Gamble, where he ultimately served as the Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. During his time as President and Chief Executive Officer of SDBC, Mr. Cyr served as a Board and Executive Committee Member of the Grocery Manufacturers Association, a position he held since 2002. Additionally, he has been a member of the Board of Directors of American Beverage Association since 2007 and on the Executive Committee since 2012. Mr. Cyr holds an A.B. from Princeton University. Mr. Cyr provides the Board of Directors with knowledge of the daily affairs of the Company, expertise in the consumer products industry and extensive experience in corporate leadership.

Director—Jonathan S. Marlow has been a member of our Board of Directors since December 2010. Mr. Marlow is a Managing Director at MidOcean, and has been with the firm since 2009, where he has focused on investments within the consumer sector. Prior to MidOcean, Mr. Marlow worked for Investcorp International Inc. in the private equity group from 2006 through 2008. Previously, Mr. Marlow held positions at J.F. Lehman & Company and Bear, Stearns & Co. Inc. Mr. Marlow currently serves on the board of directors of Image Skincare and served on the board of directors of Agilex Fragrances until June 2017. Mr. Marlow provides the Board of Directors with expertise in investment strategies and insight into the consumer sector.

Continuing Directors

Director—Christopher B. Harned has been a member of our Board of Directors since 2006. Mr. Harned also served as our Vice Chairman from October 2006 to December 2010. Mr. Harned has been partner of Arbor Investments, a private equity firm focused on the consumer products sector, since September 2016.   Mr. Harned was a Managing Director in the Investment Banking Group of Nomura Securities International Inc. from September 2014 through July 2016. Prior to joining Nomura, Mr. Harned was a Managing Director with Robert W. Baird & Co., Inc. from November 2011 through September 2014. Prior to joining Baird, Mr. Harned served as a Partner with The Cypress Group LLC from 2001 through November 2011, where he directed the firm’s investment strategy in the consumer products sector and led the investment in The Meow Mix Company. Prior to joining The Cypress Group, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A at Lehman Brothers, where he worked for over 16 years, from September 1985 to November 2001. Mr. Harned currently serves on the board of directors of Quad/Graphics, Inc., a global printer and media channel integrator, and served on the board of directors of bswift, LLC, a human resources and employee benefits software-as-a-service business until 2015. Mr. Harned provides the Board of Directors with expertise in the consumer products sector, the capital markets, public company experience and audit and finance committee experience.

Director—Daryl G. Brewster has been a member of our Board of Directors since January 2011. Since 2013, Mr. Brewster has served as the Chief Executive Officer of CECP, a business organization of over 200 large cap companies and CEOs that counsels leading companies and CEOs to build, measure and refine their social strategies. Since 2008, Mr. Brewster has also been the founder/CEO of Brookside Management, LLC, a boutique consulting firm that provides C-level insights and support to consumer companies and service providers to the industry. In 2013, Mr. Brewster co-founded Brewster Foods Group, a family-run business focused on investing in and operating small cap food businesses, where he serves as co-founder and co-chair. Between 2009 and 2013, Mr. Brewster was a Management Advisor to MidOcean partners. Prior to that, Mr. Brewster served as the Chief Executive Officer of Krispy Kreme Doughnuts, Inc. from March 2006 through January 2008. From 1996 to 2006, Mr. Brewster was a senior executive at Kraft, Inc. (which acquired Nabisco in 2000), where he served in numerous senior executive roles, most recently as Group Vice President and President, Snacks, Biscuits and Cereal. Before joining Nabisco, Mr. Brewster served as Managing Director, Campbell’s Grocery Products Ltd.—UK; Vice-President, Campbell’s Global Strategy, and Business Director, Campbell’s U.S. Soup. Mr. Brewster serves on the board of MP Holdco LLC and the boards of several middle-market growth companies. Mr. Brewster provides the Board of Directors with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

Director—Robert C. King has been a member of our Board of Directors since November 2014. Mr. King served as the Chief Executive Officer of Cytosport, Inc., a sports nutrition company and maker of Muscle Milk, from July 2013 to August 2014. Prior to joining Cytosport, Mr. King was an advisor to TSG Consumer Partners, a mid-market private equity firm specializing in consumer packaged goods companies, from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system, from 1989 to 2010, including serving as Executive Vice President and President of North America for Pepsi Bottling Group from 2008 to his retirement in 2010, President of North America for Pepsi Bottling Group from 2006 to 2008, President of Field Bottling from 2005 to 2006 and Senior Vice President and General Manager for the Mid-Atlantic Business Unit from 2002 to 2005. Before joining the North America Pepsi system, Mr. King worked in various sales and marketing positions with E&J Gallo Winery from 1984 to 1989, most recently as Western Region Sales Manager, and with Procter & Gamble from 1980 to 1984, most recently as Unit Manager. Mr. King has served as non-executive chairman of the board of Gehl Foods, a Wind Point Partners firm, since March 2015 and previously served as a board member and advisor to Cytosport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC, a producer of premium functional beverages. Mr. King has also served on the board of directors of Exal Corporation, a leading manufacturer of specialty aluminum cans, since February 2017. Mr. King provides the Board of Directors with corporate leadership, public company experience, operations expertise and more than 30 years of consumer packaged goods experience.

Director—J. David Basto has been a member of our Board of Directors since December 2010. Mr. Basto is a Managing Director of The Carlyle Group which he joined in November 2015.  Prior to joining The Carlyle Group, Mr. Basto was Founding Partner of Broad Sky Partner, from its formation in December 2013 to November 2015. Prior to co-founding Broad Sky Partners, Mr. Basto worked for MidOcean from its inception in 2003 through 2013, most recently as Managing Director and co-head of MidOcean’s consumer sector investing team. Prior to MidOcean, Mr. Basto worked for DB Capital Partners and its predecessor BT Capital Partners from 1998 through 2003. Previously, Mr. Basto held positions with Juno Partners and Tucker Anthony Inc. Mr. Basto currently serves on the board of directors of Artic Glacier, Inc. Mr. Basto provides the Board of Directors with expertise in analyzing financial issues and insights into the consumer sector.

Director—Lawrence S. Coben, Ph.D., has been a member of our Board of Directors since November 2014. Mr. Coben is currently Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC, positions he has held since May 2006. Mr. Coben was also Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, Mr. Coben was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Mr. Coben was an independent consultant and from 1994 to 1996 he was Chief Executive Officer of Bolivian Power Company. Mr. Coben has served as the Chairman of the Board of NRG Energy, Inc. since February 2017. Mr. Coben served on the board of directors of Chilean Utility SAESA from 2008 to 2010 and the British power developer Rurelec PLC from 2011 to 2014. Mr. Coben is also Executive Director of the Sustainable Prevention Initiative and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology. Mr. Coben provides the Board of Directors with significant managerial, strategic and financial expertise, particularly as it relates to company financings, transactions and development initiatives.

Director—Walter N. George III has been a member of our Board of Directors since November 2014. Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to ConAgra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive roles with American Italian Pasta Company, including Senior Vice President—Supply Chain and Logistics and Executive Vice President—Operations and Supply Chain. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, most recently as Vice President of Supply Chain. Mr. George is President and serves on the board of Old World Spice and Seasoning Company, and serves on the board of directors of Vision Bank. Mr. George provides the Board of Directors with operations expertise, consumer products and pet food industry expertise and public company experience.

Director—Craig D. Steeneck has been a member of our Board of Directors since November 2014. Mr. Steeneck has served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. since July 2007, where he oversees the company’s financial operations, treasury, tax and information technology. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Worldwide Corporation), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International, a subsidiary of Cendant Timeshare Resort Group. From October 1999 to February 2001, he was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck currently serves as a board member and Chairman of the Audit Committee of Hostess Brands, Inc.  Mr. Steeneck provides the Board of Directors with extensive management experience in the consumer packaged goods industry as well as accounting and financial expertise.

Director Compensation

Our non-employee directors are compensated for their services on our Board of Directors as follows:

•

each non-employee director receives an annual fee of $75,000 ($37,500 in cash plus an equity grant equal to $37,500) except for the Chairman of the Board who receives an annual fee of $125,000 ($62,500 in cash plus an equity grant equal to $62,500);

•	the Chairman of the Audit Committee receives an additional annual fee of $10,000;
•	the Chairman of the Compensation Committee receives an additional annual fee of $5,000; and
•	the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $5,000.

Each annual fee is payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committee of the Board of Directors on which he or she serves.

Stock Ownership Guidelines for Non-Executive Directors

Stock ownership guidelines are in place for our non-employee directors to encourage significant ownership of our common stock by our non-employee directors and to further align the personal interests of our non-employee directors with the interests of the Company’s stockholders.  Non-employee directors are expected to own common stock valued at an amount at least three times the cash retainer, as calculated for each calendar year on the first trading day of each calendar year.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance, Board Structure and Director Independence

In accordance with our amended and restated certificate of incorporation and bylaws, our Board of Directors consists of 10 members and is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Mr. Norris serves as the Chairman of our Board of Directors. We believe that each of the members of our Board of Directors except Mr. Cyr is independent consistent with the Nasdaq rules. Mr. Harned, Mr. Brewster and Mr. King are the Class I directors and their terms will expire in 2018. Mr. Basto, Mr. George, Mr. Steeneck and Mr. Coben are the Class II directors and their terms will expire in 2019. Mr. Norris, Mr. Marlow and Mr. Cyr are the Class III directors and their terms will expire in 2017. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our Board of Directors met 8 times during 2016. Under the Company’s corporate governance guidelines, Board members are expected to attend all meetings of the Board and committees on which they serve. Each director serving on the Board in 2016 attended at least 75% of the total meetings of the Board and of Committees on which he served during the time he was on the Board in 2016. Our corporate governance guidelines are available on our corporate website at www.freshpet.com. Our website is not part of this proxy statement.

Mr. Marlow serves as a principal of MidOcean. See “Security Ownership of Certain Beneficial Owner and Management” and “Certain Relationships and Related Party Transactions.”

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor’s provision of any non-audit services to us is compatible with maintaining the independent auditor’s independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related person transactions; (9) annually reviewing the Audit Committee charter and the committee’s performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Audit Committee consists of Mr. Steeneck (chair), Mr. Harned and Mr. Basto. Our Board of Directors has affirmatively determined that Mr. Steeneck, Mr. Harned and Mr. Basto meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and NASDAQ rules. In addition,

Mr. Steeneck qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met 5 times during 2016.

Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its committees.

In considering director nominees, the Nominating and Corporate Governance Committee considers a number of factors, including:

(1)	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;
(2)	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;
(3)	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and
(4)

the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.

When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee will consider advice and recommendations from stockholders, management and others as it deems appropriate. The Nominating and Corporate Governance Committee has not adopted a separate policy pertaining to the consideration of diversity in the selection of nominees to the Board. Upon identifying a potential nominee, members of the Nominating and Corporate Governance Committee will interview the candidate, and based upon that interview, reference checks and committee discussions, make a recommendation to the Board.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee. To date, the Company has not received a recommendation for a director candidate from our stockholders.

Stockholders may recommend candidates at any time, but to be considered by the Nominating and Corporate Governance Committee for inclusion in the Company’s proxy statement for the 2018 annual meeting of stockholders, recommendations must be submitted to the attention of the Chairman of the Nominating and Corporate Governance Committee not earlier than the close of business on May 24, 2018 nor later than the close of business on June 21, 2018 (assuming the Company does not change the date of the 2018 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2017 Annual Meeting). A stockholder recommendation must contain:

1.	the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments;
(5)	an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected;
(6)	a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board; and
(7)

a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Stockholder submissions recommending director candidates for consideration must be sent to the Company’s corporate offices, located at 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094.

Our Nominating and Corporate Governance Committee consists of Mr. Coben (chair), Mr. George and Mr. King. Our Board of Directors has affirmatively determined that Mr. Coben, Mr. George and Mr. King meet the definition of “independent directors” for purposes of serving on a Nominating and Corporate Governance Committee under applicable SEC and NASDAQ rules. Our Nominating and Corporate Governance Committee met 2 times during 2016.

Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. The Compensation Committee may delegate its responsibilities to a subcommittee formed by the Compensation Committee. The Compensation Committee, in its sole discretion, may also engage legal, accounting, or other consultants or experts, including compensation consultants, to assist in carrying out its responsibilities.

Our Compensation Committee consists of Mr. Marlow (chair), Mr. Brewster, Mr. Harned and Mr. King. Our Board of Directors has affirmatively determined that Mr. Marlow, Mr. Brewster, Mr. Harned and Mr. King meet the definition of “independent directors” for purposes of serving on a Compensation Committee under applicable SEC and NASDAQ rules. Our Compensation Committee met 3 times during 2016.

Our Board of Directors adopted a new written charter for the Compensation Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this proxy statement.

Risk Oversight

Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Leadership Structure of the Board of Directors

The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or a member of the Compensation Committee during 2016.

Code of Ethics

We adopted a written General Code of Ethics (“General Code”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Code of Ethics”), which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website at www.freshpet.com. The information contained on our website does not constitute a part of this proxy statement. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Secretary at the following address: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

Communications to the Board of Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by U.S. mail. Such correspondence should be sent c/o Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward other correspondence.

Executive Officers

Set forth below is the name, age (as of August        , 2017), position and a description of the business experience of each of our executive officers (business experience for Mr. Cyr, who is both a director and executive officer, can be found in the section entitled—Board of Directors).

Name	Age	Position(s)
William B. Cyr	54	Director and Chief Executive Officer
Scott Morris	48	President, Chief Operating Officer & Co-Founder
Richard Kassar	70	Chief Financial Officer
Stephen Weise	58	Executive Vice President of Manufacturing and Supply Chain
Stephen Macchiaverna	59	Senior Vice President, Controller and Secretary

Background of Executive Officers

Director and CEO—William B. Cyr’s biographical information is included in “—Background of Directors—Director Nominees.”

President, COO & Co-Founder—Scott Morris is a co-founder of Freshpet and has served as our Chief Operating Officer since July 2015 and President since March 2016. Mr. Morris served as our Chief Marketing Officer from January 2014 to July 2015 and Senior Vice President of Sales and Marketing from 2010 to 2013. Mr. Morris is involved in all aspects of Company development and day-to-day operations. Prior to joining Freshpet, Mr. Morris was Vice President of Marketing at The Meow Mix Company from 2002 to 2006. Previously, Mr. Morris worked at Ralston Purina from 1990 to 2002, holding various leadership positions in Sales and Marketing, most recently Pet Food Group Director. Mr. Morris founded The Freshpet Foundation, a 501(c)(3) non-profit charitable organization. He has over 20 years’ experience in consumer packaged goods management, sales and marketing.

CFO—Richard Kassar has served as Chief Financial Officer since January 2011. He previously served as our Chief Executive Officer from July 2006 to January 2011 and as President from January 2011 to June 2014. Mr. Kassar has acted as our principal financial and accounting officer since 2006. Prior to joining Freshpet, he was Senior Vice President and Chief Financial Officer of The Meow Mix Company until its sale to Del Monte Foods in 2006. From 1999 to 2001, he served as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to 1999, Mr. Kassar was employed by Chock Full O’ Nuts in various positions and most recently served as Senior Vice President, Chief Operating Officer and Corporate Controller. Mr. Kassar has been a director of World Fuel Services Corporation since 2002. Mr. Kassar has over 30 years’ experience in the consumer brands industry.

EVP Manufacturing and Supply Chain—Stephen Weise joined the Company in July 2015 as the EVP of Manufacturing and Supply Chain.  Mr. Weise has over 25 years of experience in the manufacturing and distribution of consumer products. Prior to joining Freshpet, from June 2013 to July 2015 Mr. Weise was an Account Manager at TBM Consulting, a consulting firm that specialized in operational excellence and lean manufacturing. From 2003 to February 2013, Mr. Weise held the role of COO at the Arthur Wells Group, a 3PL specializing in consumer products and temperature controlled distribution.  Prior to that, from 2002 to 2003, he served as the SVP of Operations for the B. Manischewitz Company, a specialty food manufacturer.  From 2000 to 2002, he served as COO at the Eight in One Pet Products Company, from 1995 to 2000 as VP of Manufacturing at Chock Full O’ Nuts, and from 1986 to 1995 in various positions at Kraft Foods.

SVP, Controller & Secretary—Stephen Macchiaverna has served as Senior Vice President, Controller and Secretary since October 2006. Prior to joining Freshpet, Mr. Macchiaverna was the Controller for The Meow Mix Company from its inception in 2002 through its sale and transition to Del Monte Foods in 2006. From 1999 to 2001, he was the Vice President of Finance and Treasurer of Virgin Drinks USA, Inc. Mr. Macchiaverna began his consumer packaged goods career with First Brands Corporation, where he worked from 1986 to 1999, most recently as Divisional Controller for all domestic subsidiaries. He has over 25 years’ experience in consumer packaged goods financial management.

Stock Ownership Guidelines

Stock ownership guidelines (the “Guidelines”) are in place for our senior executive officers (the “Covered Persons”) to encourage significant ownership of our common stock by our senior executives and to further align the personal interests of our senior executives with the interests of the Company’s stockholders. The Guidelines require (i) our CEO to own common stock valued at four times annual base pay, (ii) our named executive officers other than our CEO to own common stock valued at three times annual base pay and (iii) our other senior executive officers to own common stock valued at up to two times annual base pay, based on seniority.

Covered Persons are required to achieve their respective levels of stock ownership within the later of five years of the date they enter the listed positions or the date the Guidelines were adopted. In the event a Covered Person is not in compliance with the Guidelines, the Covered Person will be required to retain at least 50% of the Covered Person’s vested stock options and vested stock units granted pursuant to a stock incentive plan of the Company. If the Covered Person falls below the Guidelines solely as a result of a decline in the value of the common stock, the Covered Person will have a period of 12 months within which to increase such Covered Person’s stock ownership to meet the Guidelines. Notwithstanding the terms of the Guidelines, Covered Persons may sell or otherwise dispose of shares of our common stock to (a) pay the exercise price of Company stock options in a net-share stock option transaction; and (b) satisfy any applicable tax withholding obligations due in connection with the exercise of options or the vesting or payment of any restricted stock units. If the Guidelines place a hardship on a Covered Person, our Compensation Committee is empowered to develop an alternative stock ownership guideline for a Covered Person that reflects both the intention of the Guidelines and the personal circumstances of the Covered Person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2016 all filing requirements applicable to the Reporting Persons were timely met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock, as of July 27, 2017, by:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

The numbers listed below are based on           shares of our common stock outstanding as of July 27, 2017. Unless otherwise indicated, the address of each individual listed in this table is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholders:
MidOcean(2)
Riverbridge Partners LLC (3)
AllianceBernstein L.P. (4)
Franklin Resources Inc. (5)
Executive Officers and Directors:
Richard Thompson(6)
Charles A. Norris(7)
William B. Cyr
J. David Basto
Daryl G. Brewster
Lawrence S. Coben
Walter N. George III
Christopher B. Harned
Robert C. King
Jonathan S. Marlow
Craig D. Steeneck
Richard Kassar
Scott Morris
Executive Officers and Directors as a Group (13 persons)

*Less than 1%

(1)

A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•voting power, which includes the power to vote, or to direct the voting of, such security; and/or

•investment power, which includes the power to dispose, or to direct the disposition of, such security.

Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on April 20, 2017 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage, but are not deemed outstanding for the purposes of computing the beneficial ownership percentage of any other person. The address of our executive officers is 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

(2)

Includes               shares of common stock held by MidOcean Partners III, L.P.,               shares of common stock held by MidOcean Partners III-A, L.P. and               shares of common stock held by MidOcean Partners III-D, L.P. (collectively, the “MidOcean Entities”) as of December 31, 2016, based on a Schedule 13G filed on February 8, 2017. MidOcean Associates, SPC by and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III (“Associates”) is the General Partner of each of the MidOcean Entities. MidOcean US Advisor, L.P. (“US Advisor”) provides investment advisory services to each of the MidOcean Entities and Associates, and has received                shares of restricted common stock that were awarded to US Advisor under the Company’s 2014 Omnibus Incentive Plan for director services provided by Jonathan Marlow, an employee of MidOcean Partners.                of the shares of restricted common stock held by US Advisor have vested or will vest in the next 60 days. J. Edward Virtue indirectly controls the shares of common stock held by the MidOcean Entities. Accordingly, Associates, US Advisor and Mr. Virtue may be deemed to have beneficial ownership of the shares of common stock held by the MidOcean Entities and Mr. Virtue may be deemed to have beneficial ownership of the shares of restricted common stock held by US Advisor. Each of Associates, US Advisor and Mr. Virtue disclaims beneficial ownership of the shares owned of record by any other person or entity except to the extent of their pecuniary interest therein. The address for each of the MidOcean Entities, Associates, US Advisor and Mr. Virtue is 320 Park Avenue, Suite 1600, New York, New York 10022.

(3)

Represents                shares of common stock beneficially owned as of December 31, 2016, based on a Schedule 13G filed on January 24, 2017, by Riverbridge Partners LLC. In such filing, Riverbridge Partners LLC lists its address as 80 South Eighth St., Suite 1200, Minneapolis, Minnesota 55402.

(4)

Represents                shares of common stock beneficially owned as of December 31, 2016, based on a Schedule 13G filed on February 10, 2017, by AllianceBernstein L.P. In such filing, AllianceBernstein L.P. lists its address as 1345 Avenue of the Americas, New York, New York 10105.

(5)

Represents                shares of common stock beneficially owned as of December 31, 2016, based on a Schedule 13G filed on February 9, 2017, by Franklin Resources, Inc. In such filing, Franklin Resources, Inc. lists its address as One Franklin Parkway, San Mateo, California 94403-1906 and Templeton Investment Counsel, LLC lists its address as 500 E. Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091.

(6)

Includes               shares of common stock held directly by Mr. Thompson and               shares of common stock held by Thompson Holdings, LLP and Thompson FP Food, LLC. Mr. Thompson has voting and investment power over the shares held of record by Thompson Holdings, LLP and Thompson FP Food, LLC.

(7)	Includes shares of common stock held by Mr. Norris directly and shares of common stock held by Norris Trust dtd 6/18/02.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

We are party to a Second Amended and Restated Stockholders Agreement with MidOcean, Freshpet Investors LLC and certain of our other stockholders (the “Stockholders Agreement”), pursuant to which certain of the stockholders party thereto are entitled to registration rights. As of July 27, 2017, the stockholders holding an aggregate of         shares, or      %, of our common stock are entitled to registration rights pursuant to the Stockholders Agreement.

Demand Registrations

Under the Stockholders Agreement, holders of a majority of the shares subject to the agreement (the “Registrable Securities”) are able to require us to use our best efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (“Demand Registration”), and we are required to notify the remaining holders of Registrable Securities in the event of such request (a “Demand Registration Request”). The holders of Registrable Securities can issue up to eight Demand Registration Requests. All eligible holders will be entitled to participate in any Demand Registration upon proper notice to us. We have certain limited rights to delay or postpone such registration.

Piggyback Registrations

Under the Stockholders Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or certain excluded registrations), we will be required to notify each holder of Registrable Securities of its right to participate in such registration (a “Piggyback Registration”). We have the right to terminate or postpone any registration statement in which holders of Registrable Securities have elected to exercise Piggyback Registration rights.

Expenses of Registration

We are required to bear the registration expenses (other than underwriting discounts) incident to any registration in accordance with the Stockholders Agreement, including the reasonable fees of counsel chosen by the holders of a majority of the Registrable Securities included in the registration.

Indemnification

Under the Stockholders Agreement, we must, subject to certain limitations, indemnify each holder of Registrable Securities and its employees, partners, members, officers, directors and stockholders of each such holder; agents, representatives and advisors, including legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection with investigating and defending such losses, claims, damages, liabilities and expenses, except insofar as the same arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder expressly for us in connection with a registration effected pursuant to the Stockholders Agreement.

Selldown Agreement

We are party to a selldown agreement with Freshpet Investors LLC (the “Selldown Agreement”) pursuant to which Freshpet Investors LLC agreed for a period of 18 months from the completion of our IPO (the “Selldown

Period”) not to offer, transfer, distribute, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (collectively, the “applicable securities”), whether owned by Freshpet Investors LLC at the time of the completion of the offering or acquired by it thereafter. Notwithstanding the above restriction, Freshpet Investors LLC may:

(i)

in any 90 day period (x) during the time beginning on the day that is 181 days following the completion of our IPO and ending on the day that is 12 months following the completion of our IPO, transfer up to 7.5% of the applicable securities held by it on the date of the agreement and (y) during the time beginning on the day that is 366 days following the completion of our IPO and ending at the conclusion of the Selldown Period transfer up to 10% of the applicable securities held by it on the date of the agreement, in each case as a distribution to its members, affiliates or any investment fund or other entity controlled or managed by it; or

(ii)

transfer its applicable securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control (as defined in the selldown agreement) of us following the completion of our IPO.

In connection with a secondary offering of our common stock completed in May 2015, we and Freshpet Investors LLC entered into a waiver to the selldown agreement, which permitted Freshpet Investors LLC to sell shares of our common stock in such secondary offering. Freshpet Investors LLC disposed of all of its holdings of common stock of the Company in May 2016 and thereafter dissolved.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Procedures for Approval of Related Party Transactions

Our Board of Directors has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by each of our named executive officers (the “NEOs”) in fiscal 2016. Our NEOs for 2016 are Richard Thompson, who served as our Chief Executive Officer through June 30, 2016, William B. Cyr, who has served as our Chief Executive Officer since September 2016, Scott Morris, who served as our President since March 2016 and Chief Operating Officer up to September 2016 and Richard Kassar, who served as our Chief Financial Officer during 2016. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Compensation Philosophy and Objectives

Our compensation philosophy is to align executive compensation with the interests of our stockholders by basing certain compensation decisions on financial objectives that our Board of Directors believes are primary determinants of long-term stockholder value. An important goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation programs are designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:

•	to reward our NEOs for sustained financial and operating performance and leadership excellence;
•	to align their interests with those of our stockholders; and
•	to encourage our NEOs to remain with us for the long-term.

Elements of Compensation

Base Salary

We pay our NEOs a base salary based on the experience, skills, knowledge and responsibilities required of each officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us. In 2016, we paid annual base salaries of $450,000 to Mr. Thompson and $600,000 to Mr. Cyr, which were prorated for the months employed as Chief Executive Officer, and annual base salaries of $375,000 to Mr. Morris and $283,000 to Mr. Kassar. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Base salaries for our NEOs are determined by our full Compensation Committee at its sole discretion, and no NEO has the right to automatic or scheduled increases in base salary.

Annual Incentive Bonuses

The Board of Directors adopted an annual incentive plan, in which our NEOs were eligible to participate beginning in fiscal year 2016. The annual incentive plan is based on the Company’s operating performance, which includes Adjusted EBITDA and Net Sales. The performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial, and operating performance objectives. For 2016, the necessary performance bonus metrics were not met. Rather the Board of Directors relied on an annual assessment of the Company’s operating performance, including Adjusted EBITDA, as well as the performance of our executives during the preceding year to make annual incentive and bonus determinations. For 2016, the full Board of Directors determined to pay performance-based bonuses of $143,000 to Mr. Cyr, $111,000 to Mr. Morris, and $69,350 to Mr. Kassar.

Long-Term Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, with the exception of Mr. Cyr’s employment contract requiring him to hold four times his salary by no later than the fifth anniversary of his employment commencement, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors periodically reviews the equity incentive compensation of our NEOs and from time to time may grant equity incentive awards to them in the form of stock options.

On December 2016, we entered into amendments to specific performance-based awards under the 2010 Stock Option Plan (the “2010 Plan”) with our employees, including certain of our NEOs, modifying the performance-based awards to time-based awards that vest over two years. These awards were originally included in the November 2014 modification from exit-event awards to performance-based awards. At the time of the December 2016 modification, the achievement of the performance-based awards’ vesting criteria was not considered probable.

In connection with our IPO, we adopted an equity incentive plan, our 2014 Omnibus Incentive Plan (the “2014 Plan”). In 2016, we granted our NEOs options to purchase shares of our common stock under the 2014 Plan, 50% of which become vested and exercisable in equal installments on each of the first three anniversaries of the date of grant and 50% of which become vested and exercisable based on the achievement of certain earnings targets during years 2016, 2017 and 2018, subject to the NEOs’ continued employment through the applicable vesting dates. We expect that future awards will be made under the 2014 Plan. For additional detail regarding the 2014 Plan, please see the “Stock Option and Other Compensation Plans” section below.

In connection with the hiring of our Chief Executive Officer, we granted Mr. Cyr, 500,000 time-vesting stock options and 500,000 performance-based stock options. Mr. Cyr’s sign-on equity awards were granted under the “inducement award” under the NASDAQ Marketplace Rules, but the award agreements provide for the awards to be governed as if issued under the 2014 Omnibus Plan. As of December 31, 2016, the awards granted were time-based (cliff vest over four years) and performance-based (vest when performance targets based on performance targets for fiscal year 2020 are met, as defined in the stock option grant agreement).

Additionally, to ensure that our NEO’s were aligned on long term performance metrics, we granted Mr. Morris and Mr. Kassar additional options to purchase shares of our common stock under the 2014 Plan, which become exercisable upon the achievement of performance-based metrics for 2020 which align with Mr. Cyr’s performance-based stock options.

Other Supplemental Benefits

Our NEOs are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;
•	vacation, personal holidays and sick days;
•	life insurance and supplemental life insurance; and
•	short-term and long-term disability.

401(k) Retirement Plan

Additionally, we maintain a 401(k)-retirement savings plan (the “401(k) Plan”) that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all our employees are eligible to participate, beginning on the first day of the month following commencement of their employment.

The 401(k) Plan includes a salary deferral arrangement pursuant to which a participant may elect to reduce his or her current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2016, and have the amount of the reduction contributed to his or her 401(k) Plan. Currently, we match contributions made by participants in the 401(k) Plan up to 4% of the employee’s annual eligible earnings. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

We do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs during 2014, 2015, and 2016.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William B. Cyr (6)	2016	174,712	143,012	5,403,776	—	8,914	5,730,416
Chief Executive Officer
Richard Thompson	2016	225,000	—	—	—	414,478	639,478
Chief Executive Officer	2015	467,308	—	—	—	14,055	481,363
	2014	405,231	24,000	2,561,289	96,000	15,313	3,101,833
Scott Morris	2016	439,768	111,008	770,052	—	30,629	1,351,457
President & Co-Founder	2015	350,000	—	—	—	29,764	379,764
	2014	329,225	34,000	588,548	57,600	30,785	1,040,158
Richard Kassar	2016	296,951	69,353	546,177	—	25,101	937,583
Chief Financial Officer	2015	285,577	—	—	—	24,478	310,055
	2014	252,469	24,000	443,549	48,000	25,257	793,275

(1)	Salaries for fiscal years 2016, 2015, and 2014 do not reflect amounts deferred under the Company’s 401(k) Plan.
(2)	The amounts in this column represent cash bonuses granted in connection with the completion of our IPO in 2014 and discretionary bonuses in 2016.
(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during fiscal year 2014 and the incremental fair value of the modifications to option awards granted on January 1, 2011 described above under the caption entitled “Long-Term Equity Compensation” and the table below entitled “Outstanding Option Awards at December 31, 2016.” The amounts shown were computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 12 to our consolidated financial statements included in our 2016 10-K. Mr. Cyr’s granted options for 2016 were $5,403,776. These stock options were granted to Mr. Cyr as an inducement under the Nasdaq rules. Mr. Morris’s granted and modified option awards in 2016 were $1,025,462, and $(255,410), respectively, and Mr. Kassar’s granted and modified option awards in 2016 were $703,664 and $(157,487) respectively. Mr. Morris’ granted and modified option awards in 2014 were $325,728, and $262,820, respectively, and Mr. Kassar’s granted and modified option awards in 2014 were $275,618 and $167,932, respectively. In 2015, we did not grant any of our NEOs options to purchase shares of our common stock.

(4)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent awards of performance-based annual bonuses to our NEOs.
(5)

The compensation included in the “All Other Compensation” column consists of the 401(k) company matching contributions made for each of our NEOs and premiums we paid with respect to each of our NEOs for (a) medical, dental and vision insurance, (b) personal accident insurance, (c) life insurance, (d) long-term disability insurance, (e) short-term disability insurance, and (f) fees related to an education assistance program. Additionally includes cost associated with Richard Thompson’s Separation and the consulting agreement; including severance payments, associated benefit plan participation and a monthly retainer fee.

(6)	Mr. Cyr also serves as a member of our Board of Directors but does not receive any additional compensation for his service as a director.

Outstanding Option Awards at December 31, 2016

The following table sets forth information regarding outstanding stock options held by our NEOs as of December 31, 2016:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options		Option Exercise Price (Per Share)($)	Option Expiration Date
Richard Thompson	44,046	22,023	66,068	(2)	15.00	11/06/2024
	662,651	—	185,207	(2)	7.10	12/31/2020
William B. Cyr		500,000	500,000	(3)	10.23	09/05/2026
Scott Morris	—		133,000	(3)	8.90	09/26/2026
	—	42,624	42,624	(2)	9.05	05/09/2026
	17,041	8,521	25,562	(2)	15.00	11/06/2024
	42,748	57,434			7.10	12/31/2020
Richard Kassar	—		79,800	(3)	8.90	09/26/2026
	—	35,292	35,292	(2)	9.05	05/09/2026
	14,420	7,210	21,629	(2)	15.00	11/06/2024
	30,250	35,414			7.10	12/31/2020

(1)	The unvested time based options vest annually in approximately equal amounts through 2017.
(2)	The unvested performance options vest annually based on targets. For 2016, the performance-vesting targets were not met.
(3)	The unvested performance options vest annually based on fiscal year 2020 targets.

Employment Agreements with Named Executive Officers

The Company has entered into employment agreements with each of Mr. Cyr, Mr. Morris and Mr. Kassar. The employment agreements provide for an initial term of one year and are subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the employment agreements may be terminated with at least 90 days’ prior written notice from the executive or the Company stating the intent not to extend the employment term. Under the employment agreements, Mr. Cyr, Mr. Morris and Mr. Kassar are entitled to receive minimum annual base salaries of $600,000, $375,000 and $283,000, respectively, subject to annual review by the Company’s board of directors, and have the opportunity to participate in the Company’s equity incentive programs. Mr. Cyr, Mr. Morris and Mr. Kassar have the opportunity to earn an annual target bonus equal to at least 75%, 60% and 50%, respectively, of their base salary. Each executive is also entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other employees of the Company generally.

Under the employment agreements, in the event of the executive’s termination of employment without “cause,” for “good reason” or due to “permanent disability” (each as defined in the employment agreements), the executive generally is entitled to receive, subject to the executive’s timely execution of a general release of claims: (i) any unpaid base salary and bonuses through the date of termination, (ii) an amount equal to the annual base salary, payable in equal monthly installments over the twelve-month period following such termination for Mr. Morris and Mr. Kassar, and an amount equal to the annual base salary and bonus over 18 eighteen-months for Mr. Cyr, and (iii) continued health and fringe benefits for a period of twelve months following such termination for Mr. Morris and Mr. Kassar, and over 18 eighteen-months for Mr. Cyr. In addition, in the event of the executive’s termination of employment without “cause” or with “good reason,” the executive generally is entitled to receive a pro-rated annual performance-based bonus for the year in which termination occurs, provided such termination occurs after June 30th of the applicable year.

The employment agreements contain a non-competition covenant that prohibits the executive from competing against the Company for a period of one year following termination of employment for Mr. Morris and Mr. Kassar, and two years following termination of employment for Mr. Cyr. The new employment agreements also contain non-solicitation provisions that prohibit the executives from actively soliciting the Company’s employees, customers or suppliers during the period of employment and for a period of one year following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property.

Stock Option and Other Compensation Plans

2006 Stock Incentive Plan

The 2006 Stock Incentive Plan (the “2006 Plan”) was adopted by our Board of Directors and approved by our stockholders in October 2006. The 2006 Plan provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based awards to our employees, officers, directors, consultants and advisors. As of December 31, 2016, there were options to purchase 82,839 shares of our common stock outstanding under the 2006 Plan, at a weighted average exercise price of $6.76 per share, and options to purchase 315,156 shares of our common stock had been exercised. The 2006 Plan was terminated in December 2010 and no awards have been granted under the 2006 Plan since such termination, however, any award outstanding under the 2006 Plan at the time of the termination will remain in effect until such award is exercised or has expired in accordance with its terms.

2010 Stock Option Plan

The 2010 Plan was adopted by our Board of Directors and approved by our stockholders in December 2010. The 2010 Plan provided for the grant of incentive stock options and non-statutory stock options to our employees, officers, directors, consultants and advisors. As of December 31, 2016, there were options to purchase 1,833,739 shares of our common stock outstanding under the 2010 Plan, at a weighted average exercise price of $7.10 per share, and options to purchase 109,554 shares of our common stock had been exercised. The 2010 Plan was terminated in March 2014 and no awards have been granted under the 2010 Plan since such termination, however, any award outstanding under the 2010 Plan at the time of the termination will remain in effect until such award is exercised or has expired in accordance with its terms.

2014 Omnibus Incentive Plan

The 2014 Plan was adopted by our Board of Directors and approved by our stockholders on October 2, 2014 in connection with our IPO. The 2014 Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards to our directors, officers, employees, consultants and advisors. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Plan or with respect to which awards may be granted may not exceed 1,479,200 shares. As of December 31, 2016, there were options to purchase 1,326,783 shares of our common stock outstanding under the 2014 Plan, at a weighted average exercise price of $10.57 per share, and no options to purchase shares of our common stock had been exercised.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporate Law (the “DGCL”) and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements may require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

EQUITY COMPENSATION PLAN INFORMATION

The following table displays equity compensation plan information as of December 31, 2016. The Company does not maintain any equity incentive plans that have not been approved by shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2006 Plan	82,839		$6.76	—
2010 Plan	1,833,739		7.10	—
2014 Plan	1,326,783	(1)	10.57	2,627,585
Equity compensation plans not approved by security holders	—		—	—
Total	3,243,361		$8.51	2,627,585

(1)	834,203 shares granted includes 105,313 restricted stock units granted under 2014 plan.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the Audit Committee discussed with KPMG LLP those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

The Audit Committee

Craig D. Steeneck (chair)

Christopher B. Harned

J. David Basto

PROPOSALS

Overview of Proposals

This Proxy Statement contains three proposals requiring stockholder action:

•	Proposal One requests the reelection of three directors to the Board;
•	Proposal Two requests the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2017; and
•	Proposal Three requests approval of an amendment to the Company’s amended and restated certificate of incorporation to remove Section 3 of Article Twelve, the litigation costs provision.

Each proposal is discussed in more detail below.

Proposal One – Reelection of Directors

The Board has nominated Mr. Norris, Mr. Cyr, and Mr. Marlow to be elected to serve until the third succeeding annual meeting of stockholders after their reelection and until their respective successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s three nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

The Board of Directors recommends a vote “FOR” the reelection of directors Norris, Cyr, and Marlow.

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed KPMG LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2017. KPMG LLP has served as the Company’s independent registered public accounting firm since 2013.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees for Services Rendered by Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by our current and former independent registered public accounting firms for the fiscal years ended December 31, 2016 and 2015.

	December 31, 2016	December 31, 2015
Audit Fees(1)	$385,000	$325,725
Audit-Related Fees(2)	1,780	130,766
Tax Fees(3)	¾	¾
All Other Fees(4)	¾	¾
Total	$386,780	$456,491

(8)

Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(9)

Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, due diligence services and consultation concerning financial accounting and reporting standards. Additionally, fees include services in connection with the Company’s filing of a registration statement on Form S-1 with the SEC and preparation of a comfort letter for the Company’s underwriters.

(10)	Tax Fees: Tax fees include fees incurred in connection with tax advice and planning.
(11)	All Other Fees: All other fees are for use of the registered public accounting firm’s advisory services.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

All services provided by KPMG, LLP subsequent to the formation of the Audit Committee in November 2014 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal Two.

Proposal Three – Amendment of the Company’s Amended and Restated Certificate of Incorporation to Remove Section 3 of Article Twelve, the Litigation Costs Provision

At the time of the Company’s IPO, which closed on November 7, 2014, we disclosed in our Registration Statement on Form S-1 (File No. 333-198724) that it was unclear whether the Delaware legislature would take action to limit the ability of a Delaware corporation to implement certificate of incorporation or bylaw provisions imposing liability on a stockholder for the legal expenses of the corporation in connection with certain shareholder claims. Section 3 of Article Twelve of the Company’s amended and restated certificate of incorporation provides that if a claiming party brings certain actions against the Company and is not successful on the merits then it would be obligated to pay the Company’s litigation costs. However, because of the uncertainty described above, the Company drafted Section 3 of Article Twelve of the amended and restated certificate of incorporation to be effective “[t]o the fullest extent permitted by law.” On August 1, 2015, an amendment to Section 102(f) of the DGCL became effective providing that a corporation’s certificate of incorporation may not contain any provision that would impose liability on a stockholder for the attorneys’ fees or expenses of the corporation or any other party in connection with an internal corporate claim. Although Section 3 of Article Twelve of the Company’s amended and restated

certificate of incorporation is rendered inoperative by the introductory language – “[t]o the fullest extent permitted by law”—to the extent it is prohibited by the DGCL, as a matter of corporate housekeeping and good corporate governance, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, an amendment to the Charter to remove Section 3 of Article Twelve, “Litigation Costs.”

The text of the current Section 3 of Article Twelve of our amended and restated certificate of incorporation that we propose to remove from our amended and restated certificate of incorporation is included as Appendix A to this proxy statement. If the proposed amendment to eliminate the litigation costs provision is approved, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would make promptly after the Annual Meeting.

The Board of Directors recommends a vote “FOR” Proposal Three.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: August       , 2017

By Order of the Board of Directors,

Charles A. Norris

Chairman of the Board

Appendix A

Section 3 of Article Twelve

Section 3. Payment of Legal Fees in Certain Proceedings. To the fullest extent permitted by law, in the event that any person or entity (the “Claimant”) (x) initiates or asserts (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any claim of  breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (3) any action against the Corporation or any of its directors, officers, employees or agents arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine (each of the foregoing, a “Claim”), or joins any such Claim as a named party, and (y) does not thereby obtain a judgment on the merits that substantially achieves the full remedy or relief sought in the Claim, such Claimant shall be jointly and severally obligated to reimburse the Corporation for all fees, costs and expenses (including attorneys’ fees and the fees of experts) actually and reasonably incurred by the Corporation in defending such Claim.

A-1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 19, 2017. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: Annual Meeting For holders as of: July 27, 2017 Date: September 19 2017 Time: 9:00 AM EDT Location: 0000342239_1 R1.0.1.15 FRESHPET, INC. FRESHPET, INC. 400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, NJ 07094 Annual Meeting July 27, 2017 September 19, 2017 September 19, 2017 9:00 AM EDT Residence Inn Secaucus Meadowlands 800 Plaza Drive Secaucus, NJ 07094   See the reverse side of this notice to obtain proxy materials and voting instructions.

Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote g Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. g g 0000342239_2 R1.0.1.15 1. Notice & Proxy Statement 2. Form 10-K 3. Form 10-K/A Amendment No.1 Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 05, 2017 to facilitate timely delivery.

Voting items 0000342239_3 R1.0.1.15 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles A. Norris 02 William B. Cyr 03 Jonathan S. Marlow The Board of Directors recommends you vote FOR proposals 2 and 3. 2 To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2017. 3 To approve an amendment to the Company's amended and restated certificate of incorporation to remove section 3 of Article Twelve, the litigation costs provision. NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

0000342239_4 R1.0.1.15

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000342240_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles A. Norris 02 William B. Cyr 03 Jonathan S. Marlow FRESHPET, INC. 400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, NJ 07094 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2017. 3 To approve an amendment to the Company's amended and restated certificate of incorporation to remove section 3 of Article Twelve, the litigation costs provision. NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000342240_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Form 10-K/A Amendment No.1 is/are available at www.proxyvote.com FRESHPET, INC. Annual Meeting of Stockholders September 19, 2017 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Richard Kassar and Stephen Macchiaverna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Freshpet, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, EDT on September 19, 2017, at Residence Inn Secaucus Meadowlands, located at 800 Plaza Drive, Secaucus, NJ 07094, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side